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                    FORM OF AMENDMENT TO EXCHANGE AGREEMENT



                               February 10, 1999



Dear :

          As you know, the exchange ratio for Petro shares has been adjusted in negotiations with the Star Special Committee. In addition (a) there have been some small adjustments to certain shares participating in the exchange and (b) the Special Committee has extended our time to place our shares in custody to February 28, 1999. Annexed is a revised Exhibit 1.2 to the Exchange Agreement which shows the changes from the original agreement.

                                 Kindly confirm your consent to these changes by
signing in the space provided below.

                                 Sincerely,



                                 Irik P. Sevin
                                 President


AGREED:


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                                  Exhibit 1.2
                                  -----------


Shareholder                Class A    Class C     Total
------------------------  ---------  ---------  ----------

P. Cohen                    679,262    113,423     792,685

T. Edelman                  653,312    129,019     782,331

R. O'Connell              1,128,745    302,461   1,431,206

A. Sevin                  1,876,863    477,716   2,354,579

I. Sevin                    630,227    201,641     831,868

Brentwood Corp.             681,873    120,985     802,858

Gabes S.A.                  597,617    124,314     721,931

Minneford Corp.              73,638     12,000      85,638

Fernando Montero                 --     35,287      35,287

M.M. Warburg & Co.               --     31,808      31,808

Hanseatic Corp.                  --    298,717     298,717

Hanseatic Americas LDC    1,777,279         --   1,777,279

Barcel Corp.                605,151    151,231     756,382

Hubertus Langen             731,473      9,038     740,511

Tortosa GmbH                     --    298,717     298,717

P. Biddelman                  2,386         --       2,386

United Capital Corp.         90,000         --      90,000
                          ---------  ---------  ----------
                          9,527,826  2,306,357  11,834,183


     All shareholders to receive senior subordinated units of Star Partners at the ratio of .11758 per share, except A. Sevin, I. Sevin, Hanseatic Corp. and Hanseatic Americas LDC which will receive junior subordinated units and general partner units at the ratio of .14318 per share. The 9,038 shares of Class C Common Stock owned by Wolfgang Traber will not participate in the exchange.